Exhibit 10.6

ABC(2019)1041-1

Agricultural Bank of China

Agricultural Bank of China Limited

Mortgage E-Loan Contract

Contract Number: 32010320190012775

Dear customer: To protect your rights and interests, please read the terms (especially the terms in boldface) carefully before signing this Contract. Please pay attention to your contact information, rights, obligations, and responsibilities. If you have any questions, please contact the bank providing the loan, or call the customer service line of Agricultural Bank of China at 95599.

Table of Contents

Article 1 Definitions	1

Article 2 Borrower’s Promises	2

Article 3 General Terms	4

3.1 Method of Loan	4

3.2 Purpose of the loan	4

3.3 Interest rate, penalty interest, and compound interest	4

3.4 Withdrawal and loan payment	7

3.5 Supervision of Account	8

3.6 Repayment	9

3.7 Loan Certificate	10

3.8 Secured Loan	11

3.9 Rights and Obligations	11

Article 4 Legal Responsibilities	14

Article 5 Miscellaneous	17

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Borrower (Enterprise): Jiangsu Huadong Medical Device Industrial Co., Ltd,

Domicile (Address): No. 88 Tongda Road, Touqiao Town, Guangling District, Yangzhou

Tel: 13905273399 Fax: ——

Legal Representative/Person-in-Charge: Yongjun Liu [刘永君]

Borrower (Individual): Yongjun Liu

Identification Type: Resident Identification Card

ID Number: 321027195610085119

Mailing Address and Postal Code: No. 25 Xiaoyu Group, Xinqiao Village, Touqiao Town, Guangling District, Postal Code:225000

Tel: 13905273399

Lender (Full Name): Agricultural Bank of China Company Limited, Yangzhou Runyang Branch

In accordance with relevant laws and regulations, after consultations, the two parties hereby enter into this Contract.

Article 1 Definitions

Unless otherwise agreed, the following terms shall have the following meanings in this Contract:

1.1 Borrower means the Borrower (Enterprise) and Borrower (Individual). If Borrower (Enterprise) or Borrower (Individual) is solely mentioned in this Contract, it means only one of the Borrowers.

1.2 Term of Loan means the period from the date of the loan issuance to the date when the agreed Borrower pays off the principal and interest of the loan.

1.3 Line of Credit means the maximum amount of principal provided by the Lender to the Borrower within the effective term as agreed in the Contract. The Borrower can re-borrow on a revolving basis within the line of credit and effective term, but the sum of the loans applied by the Borrower and the outstanding principal under this Contract shall not exceed the line of credit. When the effective term expires, the unused line of credit will automatically become invalid.

1.4 Self-Service Electronic Channels mean online banking, mobile banking, and other electronic channels provided by the Lender that can be used for funds withdrawal.

1.5 Period: Period is calculated by day, month, and year. If the last day of the Period is a holiday, then the Period ends on the first day after the holiday.

1.6 Laws and Regulations include the laws of the People's Republic of China, administrative regulations, local regulations, rules, judicial interpretations, and other legally effective rules.

1.7 LPR stands for Loan Prime Rate, which shall refer to the loan prime rate issued by the National Interbank Lending Center (www.shibor.org).

1.8 Agricultural Bank of China means the Agricultural Bank of China Company Limited

Article 2 Borrower’s undertakings

The Borrower undertakes that:

2.1 The loan applications are made in compliance with laws and regulations: The Borrower is a legal-person corporate or public institution established in accordance with the law and registered with the competent authority, or an organization that may act as a Borrower under State laws and regulations. The Borrower has good credit records and is with no major bad records. The purpose of the loan and the source of repayment funds is clear and legal. There is no other violation of law or regulation.

2.2 There is no deficiency in the signing of the Contract: In order to sign this Contract or perform the Borrower’s obligations under this Contract, the Borrower has performed the necessary procedures according to laws, regulations, or the requirements of the company internal management. this Contract is signed or sealed by the legal representative, the competent person or the authorized representative of the Borrower. The Borrower(enterprise) authorized the Borrower (Individual) to sign the Mortgage E-loan related contracts, agreements and other legal documents, including this Contract, with the Lender. The Borrower will actively go through or cooperate with the Lender to go through the Contract approval, registration, or filing process. There are no other circumstances that may cause deficiency in the validity of the loan contract due to reasons of the Borrower.

2.3 The guarantee provided is legal and valid: The Borrower ensures that the guarantor has conducted the necessary procedures in accordance with laws, regulations, or the articles of association for signing the guarantee contract or performing its obligations under the guarantee contract. The guarantor shall have the right to set up a mortgage on the mortgaged property. The person who signs the guarantee contract shall be the authorized signatory. The Borrower shall urge the guarantor to actively go through or cooperate with the Lender to go through the approval, registration, or filing of the guarantee contract and the registration of the mortgage. There is no other deficiency in the validity of the guarantee or circumstances that are likely to cause material adverse changes.

2.4 Perform the rights and obligations under the Contract in good faith: The Borrower shall use the loan according to the time limit, purpose, and method stipulated in the Contract, and shall not use the loan to engage in illegal activities. The Borrower shall actively cooperate with relevant state authorities and the Lender in loan payment management, post-loan management, and related inspections. The Borrower shall timely and fully repay the loan in accordance with the Contract, and shall not evade the debt by any means. The consent of the Lender shall be obtained before the Borrower making any investment substantially increasing debt financing, merger, division, equity transfer and other major matters. The Lender shall have the right to recall the loan in advance based on the capital flows of the Borrower. The Borrower shall notify the Lender in time of any material adverse events affecting the solvency of the Borrower. The Borrower confirms that there is no other breach of contractual obligation.

2.5 The Borrower (Enterprise) authorizes the Borrower (Individual) to apply for the loan, sign contracts, use loans, repay loans, and settle loans through self-help electronic channels on its behalf.

2.6 The Borrower does not conceal from the Lender anything that has occurred or is occurring which may affect its financial position and solvency, including but not limited to: litigation, arbitration, other administrative proceedings or incidents giving rise to claims.

2.7 The documents and materials about the Borrower, the guarantor, and shareholders provided by the Borrower are authentic, complete, accurate, legal, and valid.

Article 3 General Terms

3.1 Method of Loan

3.1.1 The Lender shall issue loans to the Borrower in the following ways:

(1) Currency and amount of loan: RMB 9 million

(2) Effective Term: December 3, 2019 to December 3, 2022.

(3) The actual effective term and specific starting and ending date of the loan and the actual amount of the loan shall be subject to the electronic loan certificates issued by the Lender to the Borrower separately. The loan certificates are a part of this Contract.

3.1.2 The Lender has the right to re-evaluate or adjust the line of credit and the effective term under this Contract according to the Borrower's use of the loan under this Contract, the line of credit of the Borrower in other financial institutions, and the Borrower's financial status, business performance, cash flows, changes in security conditions or other factors.

3.1.3 The minimum amount of a single loan applied by the Borrower each time shall be RMB 10,000 and shall increase by a round amount each time. The minimum term of the loans shall be 1 day.

3.2 Purpose of the loan

The loan shall be used for: the production and operation of the Borrower (Enterprise).

3.3 Interest rate, penalty interest, and compound interest

3.3.1 Borrowing rate

3.3.1.1 For loans denominated in RMB, the interest rate shall be determined according to (1) below:

(1) Fixed interest rate (prime rate pricing): one-year LPR, effective one working day prior to the withdrawal date of each loan (the withdrawal date of each loan/the Contract signing date) minus (plus/minus) fifteen bp (1bp =0.01%), until the maturity date of the loan.

(2) Floating rate (prime rate pricing): the rate shall be determined according to the LPR plus or minus a fixed difference agreed in each period, and it shall float periodically. Under this Contract, the interest rate shall be adjusted for a period of —— months and the difference shall be ——(plus/minus)_——_ bp (1bp=0.01%). The difference shall remain unchanged during the term of the loan. During the term of the loan, the LPR executed in the first period is the one-year LPR effective one working day prior to the withdrawal date of the loan; the LPR thereafter shall be decided by the one-year LPR on the first day of the month corresponding to the date of borrowing and drawing of the period. If there is no such day, the last day of the month shall be deemed as the corresponding day.

3.3.2 Calculation and Settlement of Interest

3.3.2.1 The Borrower and the Lender agree that the principal and interest shall be repaid in accordance with （2） below.

(1) Interest will be paid with the principal in whole upon maturity.

(2) The interest shall be paid on a monthly (monthly/quarterly) basis, and the principal shall be repaid when it is due. The settlement date shall be the 20th day of each month (month/last month of every quarter/last month of every year). The Borrower shall pay interest on each settlement day. If the last repayment date of the principal of the loan is not on a settlement date, the outstanding interest shall be paid with the principal.

(3) Repayment by installments. It is agreed that _——_ (every quarter/every N months) is one installment period, and the repayment date is the ——(20th/Corresponding date of the loan issuance) at the last month of each quarter or each installment period. If there is no corresponding date of the loan issuance, the repayment date shall be the last day of the last month of each quarter or each installment period. The method of repayment shall be_——(fully amortized/fixed principal).

(4) Other methods:__________.

3.3.2.2 For loans with a fixed interest rate, the interest shall be calculated at the agreed interest rate. For loans with a floating interest rate, the interest shall be calculated at the interest rate fixed in the current period of each floating period. If the interest rate fluctuates for many times within a single period of settlement, the floating period interest for each single period shall be calculated first and then the floating period interest for each single period shall be added up. If other interest rates are adopted, interest shall be calculated as agreed.

3.3.2.3 If the maturity date of the loan falls on a statutory holiday or public holiday, the normal repayment date will be postponed to the first working day after the statutory holiday or the public holiday. During the extension period, interest will be calculated and collected in accordance with the agreed interest calculation method.

3.3.3 Penalty Interest

3.3.3.1 If the Borrower fails to repay the loan principal within the time limit agreed herein, the Lender may charge a penalty interest of fifty percent on the basis of the executing loan interest rate agreed herein from the overdue date, until the principal and interest are paid off. In the event of an increase in the 1-year LPR during the overdue period of the fixed-rate (prime rate pricing) RMB loans, the penalty interest rate will be adjusted accordingly one working day after the adjustment of the 1-year LPR.

3.3.3.2 If the Borrower fails to use the loan for the purpose agreed in the Contract, the interest of the loan used by the Borrower in breach of contract will be increased by one hundred percent (in the capital) on the basis of the agreed loan interest rate from the date of default use until the principal and interest are paid off. In the event of an increase in the 1-year LPR during the default period of the fixed-rate (prime rate pricing) RMB loans, the penalty interest rate will be adjusted accordingly one working day after the adjustment of the 1-year LPR.

3.3.3.3 If a loan is both overdue and not used for the purpose agreed in the Contract, the penalty rate shall be calculated as the higher rate.

3.3.4 Compound Interest

(1) If the Borrower fails to pay the interest on schedule, the Lender shall calculate and collect the compound interest on a monthly (quarterly/monthly) basis from the date the Borrower fails to pay on time. If the interest is not paid on the maturity of the loan, the compound interest shall be calculated and collected according to the agreed interest rate: after the maturity of the loan, the compound interest shall be calculated and collected according to the overdue penalty interest rate agreed in the Contract.

(2) The compound penalty interest for overdue loans and compound penalty interest for default loans (loans used for purposes not agreed) shall be calculated separately with overdue penalty interest rate and default loan penalty interest rate.

3.4 Withdrawal and loan payment

3.4.1 Withdrawal Conditions

3.4.1.1 The Borrower applying for withdrawal shall meet the following conditions:

(1) The Borrower is qualified for the loan: the corresponding decision-making or authorizing institution of the Borrower has made a decision to approve the loan in accordance with the law and has been approved by relevant departments if such approval is necessary;

(2) The relevant guarantee procedures required by the Lender have been completed, and the guarantee is legal and valid;

(3) The loan shall be used in accordance with the provisions of laws and regulations and the provisions of the loan contract and the corresponding commercial contracts;

(4) The relevant undertakings made by the Borrower at the time of signing the Contract shall remain true and valid at the time of each withdrawal, without any important or material adverse change or other material adverse circumstances that may affect the performance of the Contract;

(5) The Borrower shall provide true, complete, and valid information as required by the Lender;

(6) The Borrower does not have any material adverse conditions affecting the safety of the loan;

(7) The Borrower meets the Lender's rules on payment management;

(8) Other conditions agreed by both parties:——.

3.4.1.2 If the Borrower fails to fulfill the conditions agreed in 3.4.1.1 within 6 months from the date of signing this Contract, the Lender has the right to terminate this Contract. When the Lender terminates the Contract, the Borrower’s objection period is 7 days, starting from the day when the Lender informs the Borrower in writing, verbally, or in other ways.

3.4.2 Withdrawal methods

The Borrower can withdraw loans one by one as needed through the business counter or self-service electronic channel provided by the Lender within the line of credit. The term of the loans shall not exceed 3 years and the expiration date shall not exceed the expiration date of the term of this Contract.

3.4.3 Payment of Loan

(1) Self-Payment

The self-payment method is adopted under this Contract. The Borrower shall keep the proof of the use of the loan funds, inform the payment situation of the loan funds according to the requirements of the Lender, and timely provide records of the use of the loan funds and relevant materials such as commercial contracts, invoices and other certificates corresponding to the use of the loan funds according to the requirements of the Lender. The Lender can verify whether the loan is used for the agreed purpose through account analysis, certificate inspection, and on-site investigation.

(2) If the Borrower's credit status declines, the use of loan funds is abnormal, or the loan is not repaid in accordance with the Contract, the Lender may negotiate with the Borrower to supplement the loan issuance and payment conditions, or stop the loan issuance and payment.

3.5 Supervision of Account

3.5.1 Loan issuance/repayment account

Account Name: Jiangsu Huadong Medical Device Industrial Co., Ltd,

Account Number: 10158001040251314

3.5.2 The Lender has the right to require the Borrower to timely provide information about the cash flows of the account.

3.5.3 If the Borrower pays off the loan in advance, the Borrower can directly pay off the loan through an account other than this account.

3.6 Repayment

3.6.1 Repayment Method

3.6.1.1 The Borrower shall deposit the principal and interest of the current loan into the loan issuance/repayment account agreed in Article 3.5.1 of this Contract before 17:00 on the repayment date, and irrevocably authorize the Lender to transfer the principal and interest of the loan from this account. If the funds in the account are insufficient to pay off the principal, interest, and other payables of the current loan, no deduction will be processed on the day of repayment, and the full deduction will be made on the next day. The deducted part will not be considered overdue, and the insufficient part will be overdue and overdue interest will be calculated and collected. During the performance of the Contract, if the Borrower requests to change the designated issuance/repayment account, the Borrower must obtain the consent of the Lender and go through the account change procedures with the Lender.

3.6.1.2 If the Borrower fails to repay the loan due under this Contract as agreed (including those declared to be due early), the Lender has the right to withhold and collect the corresponding amount from all accounts opened by the Borrower with the Lender or other branches of the Agricultural Bank of China for repayment until all loans incurred by the Borrower under this Contract are paid off.

3.6.1.3 If the Lender exercises the right of set-off in accordance with the law or contractual arrangements, the Borrower’s objection period shall be seven days, starting from the day when the Lender informs the Borrower in writing, verbally, or in other ways

3.6.2 Repayment Order

3.6.2.1 Unless otherwise agreed by both parties, repayment of the Borrower shall be made in the following order:

(1) If there are several loans due between the Borrower and the Lender and repayment of the Borrower is insufficient to pay off all the loans due, the loan to be repaid and the priority of the Borrower’s repayment shall be determined by the Lender.

(2) If the Lender exercises the right of set-off against the Borrower in accordance with the law or the Contract, the loan and the priority of the set-off shall be determined by the Lender. If the Lender exercises the right of subrogation according to law, the debts paid by the sub-debtor to the Lender and the order of repayment shall be determined by the Lender.

3.6.2.2 If the Borrower's repayment is not enough to pay off the loan, the Lender can choose to use the repayment to pay off the principal, interest, penalty interest, compound interest, or the cost of realizing the debt.

3.6.3 Prepayment

3.6.3.1 If the Borrower pays off the loan in advance, interest is calculated and collected on the part of the early repayment according to the actual loan period and the agreed interest rate and the interest is paid off with the principal.

3.6.3.2 If the Borrower repays part of the loan in advance, the interest of the loan that has not been repaid will still be calculated and repaid at the loan interest rate agreed in the Contract.

3.6.3.3 When the Borrower processes the prepayment with the Lender or other branches of the Agricultural Bank of China, the Borrower agrees to give priority to repaying all debts under this Contract and all other unsecured credit loans of the Agricultural Bank of China. The guaranteed or pledged loans can be returned in advance after all unsecured credit loans have been paid off.

3.6.3.4 The Borrower can settle the loan through prepayment. After the loan is settled, the line of credit will become invalid. Unless otherwise agreed, the rights and obligations of this Contract shall be terminated.

3.7 Loan Certificates

If the Borrower withdraws the loan via self-help electronic channel, the amount of the loan, the withdrawal amount, the repayment amount, the date of issuance and the due date of the loan, the term of the loan, the interest rate, and the purpose of the loan are subject to the electronic transaction records formed by self-help electronic channel.

3.8 Guarantee

3.8.1 The loan under this Contract is secured by: mortgage-industrial premises; mortgage-industrial land.

3.8.2 The contract shall be separately signed by the Lender, the Borrower, and the guarantor. If the maximum amount mortgage/guarantee is adopted, the guarantee contract number is 32100620190023810

3.9 Rights and Obligations

3.9.1 Rights and Obligations of the Borrower

(1) Withdraw the loan in accordance with the Contract;

(2) Pay off the principal and interest of the loan on time and in full;

(3) The loan shall be used in accordance with the purposes and methods stipulated in laws and regulations or in the Contract. The loan shall not be used for investment in fixed assets, equity, etc., and shall not be used for production or operation in areas and purposes prohibited by the state;

(4) Accept and actively cooperate with the Lender and its agents to supervise and inspect financial activities, loan usage, and other related matters: promptly report to the Lender the loan usage, financial situation, and other relevant materials and information at the request of the Lender.

(5) The Borrower shall notify the Lender in writing in advance of any of the following acts and acquire Lender’s approval. The Lender may also participate in such acts:

①	Sub-contracting, leasing, shareholding reform, joint operations, mergers, consolidations, acquisitions, divisions, reduction of registered capital, joint ventures, major asset transfers, major outbound investments, bond issuance, large-amount financing, major related transactions, applications for suspension of business for rectification, application for dissolution, filing for bankruptcy, etc.;

②	Providing a large number of surety bonds for the debts of others or mortgaging or pledging its main assets to a third party, which may affect the Borrower's solvency:

③	Other material adverse circumstances of the Borrower that are sufficient to cause significant changes in the credit-debt relationship under this Contract or to affect the realization of the creditor's right of the Lender;

(6) The Borrower (Enterprise) shall notify the Lender in writing within 5 days of the occurrence of any of the following events:

①	The enterprise and its legal representative, principal, or person-in-charge engage in illegal activities;

②	change of subordination, major change of senior management, major adjustment of organizational structure;

③	Suspension of production, closure, cancellation, revocation of business license, revocation, etc.;

④	Major change of business registration information such as the business name, business scope, or other licensing matters;

⑤	Increase of the registered capital or material amendment of the articles of association of the entity;

⑥	Financial deterioration, serious difficulties in production and operation, or major adverse disputes;

⑦	Involved in major litigation or arbitration, or to be subject to major administrative penalties;

⑧	Other matters that may adversely affect the realization of the creditor's rights of the Lender.

(7) The Borrower (Individual) shall immediately notify the Lender in writing when the following matters occur:

①	Change of residence, contact number, etc.;

②	Involved in major litigation or arbitration, or involved in criminal cases due to illegal acts;

③	The real estate of the Borrower is seized, auctioned, or sold;

④	Other matters that may adversely affect the realization of the creditor's rights of the Lender.

(8) The Borrower agrees to receive loan-related service information and related notices sent by the Lender through electronic channels such as mobile phone text messages and emails. In case of changes, suspension, loss, or theft of mobile phones, mobile phone numbers, or email addresses, the Borrower shall notify the Lender in time to avoid the disclosure of loan information. If the Agricultural Bank of China decides to charge fees for information services in the future, it shall be implemented in accordance with relevant national regulations and contracts between the parties.

(9) The Borrower and its co-investors shall not evade debts to the Lender by any means such as evacuating funds, transferring assets, or transferring shares without authorization, and shall not engage in other acts that damage the interests of the Lender.

(10) Other rights and obligations stipulated by laws and regulations or agreed by both parties.

3.9.2 Rights and Obligations of the Lender

(1) The Lender shall issue loans to the Borrower on time and in full, except for delays caused by the Borrower's own reasons or other non-Lender reasons;

(2) The Lender has the right to supervise and inspect the Borrower's production and operation, financial status, material inventory, and loan use by on-site and off-site methods, and require the Borrower to provide relevant documents, materials, and information;

(3) In the event that the safety of the loan or the performance of the debt may be affected by the Borrower, or the guarantor loses the corresponding guarantee ability in part or in whole due to the cessation of production, cessation of business, cancellation of registration, revocation of business license, bankruptcy, revocation or major operating loss, or the realization of the guarantee may be endangered by the value reduction, accidental damage or loss of the mortgage of the loan, the Lender may require the Borrower to cure within a time limit, implement measures protecting the creditor's rights, provide other valid security, or the Lender may reduce or cancel the line of credit of the Borrower, stop issuing loans, declare the loan under this Contract and other contracts to be due in advance, or ask for the prepayment of the loan;

(4) The Lender may inquire, print, save and use the Borrower's credit report, personal information, and credit information including credit loan information from the basic financial credit information database as needed when processing relevant matters under this Contract and performing risk management procedures. The Lender can provide the personal information of the Borrower and credit information including loan information to the basic financial credit information database in accordance with relevant regulations;

(5) Other rights and obligations stipulated by laws and regulations or agreed by both parties.

3.9.3 Other Obligations

(1) Each party has the obligation to keep confidential the other party’s business secrets and other interest-related information obtained during the signing and performing of the Contract; unless otherwise provided by laws and regulations, one party shall not disclose the above information to any third party without the other party’s consent.

(2) After the termination of the rights and obligations under the Contract, each party shall perform the necessary obligations such as notification and assistance in accordance with the principle of good faith,

Article 4 Legal Responsibilities

4.1 The following behaviors of the Borrower constitute a breach of contract:

(1) Breach of contractual obligations;

(2) Failure to fulfill the promise made in Article 2 of this Contract;

(3) Express or demonstrate by conduct an unwillingness to repay the loan that is due or undue;

(4) Other obligations under the Contract signed between the Borrower and the Lender are not fulfilled or fully fulfilled, and the Lender declares that the Borrower constitutes a breach of contract;

(5) Other situations where the Borrower does not perform or does not fully perform the Contract.

4.2 Under the following circumstances, the Lender can terminate this Contract and other contracts signed by both parties:

4.2.1 The Borrower

(1) The Borrower or guarantor breached the Contract;

(2) The Borrower's or guarantor's repayment ability may undergo major adverse changes;

(3) Mortgage or pledge may suffer significant damage or value loss;

(4) Adjustments in national policies that may have a significant adverse effect on the security of the loans;

(5) Listed in the Agricultural Bank of China's anti-money laundering and terrorist financing high-risk, prohibited, or sanctioned list;

(6) Listed as a dishonest person subject to enforcement by the judicial authorities;

(7) Bad records in the credit report;

(8) Major defaults against other creditors;

(9) Situations that endanger the security of loans, such as participating in private lending or being involved in major lawsuits.

4.2.2 Borrower (Enterprise)

(1) Change of business status to revocation of business license, cancellation, moving into or moving out of a registered place of business, suspension of business, or liquidation;

(2) The amount of external guarantee has significantly increased;

(3) External guaranteed loans are overdue;

(4) Having financed from four or more banks (including the Agricultural Bank of China);

(5) Regarded as an illegal operation by departments such as the environmental protection department.

4.2.3 Borrower (Individual)

(1) Does not act as the actual controller of the Borrower (Enterprise) anymore;

(2) Loans or credit cards under the Borrower’s name are overdue for more than 3 consecutive periods;

(3) Loans or credit cards under the Borrower’s name have been overdue for more than 6 periods collectively;

(4) Dead, declared missing, or declared dead:

(5) Involved in criminal cases.

4.2.4 Other circumstances under which the Contract can be rescinded by law or as agreed by the Lender and the Borrower.

4.2.5 If the Lender terminates the Contract, the period for the Borrower's objection shall be seven days, starting from the day when the Lender notifies the Borrower in writing, orally, or in other forms.

4.3 In the event of Article 4.1, Article 4.2, or other circumstances that may affect the security of the lending, the Lender may have the following remedies:

(1) Require the Borrower and the guarantor to cure the breach of contract or other circumstances that are not conducive to the security of the loan within a time limit, implement other debtor rights protection measures or provide other effective security;

(2) If the Borrower fails to use or repay the loan as agreed, or fails to pay the interest payable as agreed. The Lender can calculate and collect the penalty interest and compound interest according to the Contract until the principal and interest are paid off;

(3) Reduce or cancel the Borrower’s line of credit, stop issuing loans, ask for the prepayment of the loan issued, and announce the expiry of loans under other loan contracts signed by the Borrower and the Lender;

(4) Exercising statutory or contractual rights such as offsetting against the Borrower;

(5) Require the Borrower to bear damages and other legal liabilities;

(6) Take corresponding asset preservation measures and other legal measures;

(7) Publicly disclose the Borrower’s breach of contract.

4.4 If the Borrower’s breach of contract causes the Lender to realize the creditor’s rights by litigation or arbitration, attorney’s fees, travel expenses, execution fees and evaluation fees and all other costs of realizing the creditor’s rights paid by the Lender in connection with litigation or arbitration shall be borne by the Borrower.

4.5 On the premise that the Borrower fulfills the obligations stipulated in this Contract, if the Lender fails to issue the loan in full and on time (except for the circumstances stipulated in Article 3.1 and 2 of this Contract), the Lender shall compensate the Borrower the actual loss suffered by the Borrower.

Article 5 Miscellaneous

5.1 Notices and other communications under this Contract shall be delivered to the other party in accordance with the address, telex number or other contact methods recorded in this Contract. The party shall timely notify the other if there is any change to the contact information.

5.2 The Lender may charge fees based on the items and standards determined by the Lender in accordance with laws and regulations unless otherwise agreed by both parties. If the Lender adjusts the items and standards in accordance with laws and regulations, the Borrower may not be notified separately after the announcement, unless the laws and regulations or the parties agree otherwise.

The fees to be paid by the parties to the third party required for the performance of this Contract shall be borne by the parties through negotiation. If there is no negotiation or negotiation fails, the parties shall bear the liabilities according to laws and regulations or in accordance with the principle of fairness.

5.3 The Lender or the Agricultural Bank of China may authorize or entrust other branches of the Agricultural Bank of China to perform the rights and obligations under this Contract (including but not limited to post-loan management, loan collection and settlement, the exercise of security rights, and issuance of credit, etc.), or transfer the loan under this Contract to other branches of the Agricultural Bank of China to undertake and manage. The Borrower acknowledges this and bears the corresponding legal consequences of such actions under this Contract. The above acts of the Lender do not require the Borrower's consent.

5.4 The Lender has the right to provide information related to this Contract (including but not limited to loan type classification, loan overdue information, etc.) and other relevant information of the Borrower to the basic financial credit information database in accordance with the requirements of relevant laws and regulations or financial regulator. The Lender shall not be liable in any form for any adverse effect or loss caused to the Borrower by any third party's reliance on or use of such information.

5.5 During the term of this Contract, if the Lender is unable to continue to perform this Contract or any part of this Contract due to the promulgation or modification of any law, regulation, national policy, or regulatory provision, the Lender shall have the right to cancel the outstanding balance of the line of credit and take other measures as the Lender deems necessary in accordance with the relevant provisions above.

5.6 The failure of the Lender to exercise or partially exercise or delay in the exercise of any right under this Contract does not constitute a waiver or modification of the right or other rights, nor does it affect the Lender’s further exercise of this right or other related rights.

5.7 The Borrower (Enterprise) and the Borrower (Individual) shall bear joint and several liabilities for repayment of all loans under this Contract. If the Borrower defaults, the Lender has the right to require any Borrower to bear all loans.

5.8 The content filled in by the Borrower when applying for the loan constitutes a part of this Contract, and the reminders, announcements, notices and other information materials that the Lender supplies to the Borrower through the Internet during the processing under this Contract are all valid components of this Contract. The above all have the same legal effect as this Contract.

5.9 Unless there is reliable and definite evidence to the contrary, the Lender's internal accounting records about the principal, interest, expenses, and repayment records, and the documents, certificates, electronic records, records and certificates of the Lender's collection of loans made or retained by the Lender during the process of withdrawal, repayment of the loan and interest shall constitute valid evidence for the credit-debt relationship between the Borrower and the Lender.

5.10 Tax and Invoice Clause

5.10.1 VAT has been included in the amount collected by the Lender from the Borrower under this Contract in compliance with the relevant national tax laws and regulations. The VAT rate is determined in accordance with the provisions of national laws and regulations. In case of adjustments to national tax administration laws and regulations during the performance of the Contract, the Lender will adjust relevant tax rates and other related content accordingly.

5.10.2 The Lender will issue a special VAT invoice or plain VAT invoice to the Borrower in accordance with national laws and regulations. If the Borrower requests a special VAT invoice, it shall comply with the conditions and procedures stipulated by national tax laws and regulations, otherwise the Lender has the right to refuse the Borrower’s request for such special VAT invoices under this Contract. The Borrower shall have the right to require the issuance of an invoice within 360 days after the Lender receives the taxable payment from the Borrower. The invoice shall be issued by the Lender or by the issuing institution designated by the Lender. If the Borrower fails to claim the VAT invoice within the time limit, the Lender may no longer provide the VAT invoice.

5. 10.3 If the Borrower issues the special VAT invoice or ordinary VAT invoice to the Borrower incorrectly due to the Borrower’s faults, the Borrower shall bear the responsibility, and the Lender shall have the right to require the Borrower to bear responsibility for the losses or other adverse consequences caused to the Lender. The Borrower has the obligation to cooperate with the Lender to complete the processing of relevant invoices in the case of invalidation of VAT invoices or issuance of red-letter invoices due to errors in invoicing.

5.11 Anti-money Laundering Clause

5.11.1 The Lender has the right to require the Borrower to provide relevant information and materials according to laws, regulations, and regulatory requirements, as well as requirements of the Lender for compliance management, anti-money laundering, anti-terrorist financing, anti-tax evasion due diligence, etc., which the Borrower accepts and with which the Borrower agrees to cooperate.

5.11.2 The Borrower promises to strictly abide by the relevant international and domestic anti-money laundering, anti-terrorist financing, anti-tax evasion and other laws and regulations: the transaction under this Contract does not involve any entity, individual, commodity, country or airlines that is sanctioned by China, the United Nations, the United States, the European Union, the United Kingdom, or any country/region identified by the Lender. The Borrower will unconditionally cooperate with and accept the relevant investigation or review of the anti-money laundering, anti-terrorist financing, and anti-tax evasion work of the Lender, and truthfully provide relevant information and materials required by the Lender, cooperate with the Lender to take other measures relating to anti-money laundering, anti-terrorist financing, and anti-tax evasion. The Borrower shall be liable for all consequences arising from the violation of international or domestic anti-money laundering, anti-terrorist financing, anti-tax evasion laws, and regulations and contractual stipulations, and shall compensate the Lender or a third party for losses (including but not limited to economic losses and administrative penalties) caused thereby.

5.11.3 If the Borrower fails to cooperate or the Lender determines that the Borrower's risk of money laundering, terrorist financing, tax evasion, etc. have increased, or the relevant laws, regulations, or regulatory requirements have been promulgated, the Lender shall have the right to take the following measures, including but not limited to: stop the transaction with the Borrower, terminate the Contract with the Borrower, declare early maturity of the Borrower's financing or demand compensation for losses; declare the immediate maturity of the debt under other contracts with the Borrower, exercise the security right or take other asset preservation measures; and take other control measures as deemed necessary by the Borrower.

5.12 Dispute Resolution

5.12.1 In the event of a dispute, it shall be resolved through negotiation between the two parties; if the negotiation fails, it shall be resolved according to method (1):

(1) File a lawsuit with the people's court where the Lender is located;

(2) Submit to ______ (full name of the arbitration institution) for arbitration in accordance with its arbitration rules.

5.12.2 During the period of litigation or arbitration, the provisions of this Contract that do not involve disputes shall continue to be performed.

5.13 Address for Service

The address of the Borrower (Enterprise) or the mailing address of the Borrower (Individual) set forth herein, as well as the business registration address of the Borrower (Enterprise) or the resident identity card registration address of the Borrower (Individual) shall be the address for service of the relevant documents of the loans under this Contract.

The Borrower agrees that the Lender or the authority that has jurisdiction over the dispute may also serve the relevant legal documents on the Borrower by electronic service as described in (1) below:

(1): Mobile phone (SMS): 13905273399

(2) Fax:——

(3) Email: ——

(4) WeChat: ——

(5) Other electronic methods: ——

5.13.1 The service address stipulated in this Contract shall be used for the following matters, including but not limited to: non-litigation debt collection and notification documents issued by the Lender under this Contract; service of relevant legal documents (judicial documents) in case of legal disputes under this Contract, including but not limited to the service of first instance, second instance, retrial, and implementation procedure documents.

5.13.2 If the delivery address of the parties agreed in this Contract changes, the party shall notify the other party in writing within three days from the date of the change: if the delivery address changed after the disputes arising from this Contract enter arbitration or civil proceedings, the Borrower shall confirm the address for service after the change with the arbitration institution and the court in accordance with judicial procedures;

5.13.3 If debt collection notice and relevant legal documents failed to be delivered due to the inaccuracy of the service information provided by the Borrower or the failure to promptly notify the Lender, the court or the arbitration institution of the changes of delivery information, or that the recipient designated by the Borrower refuse to sign or return the documents, the document shall be: deemed delivered on the date of return indicated on the mail receipt if it was delivered by mail; deemed delivered on the date on which the information is recorded on the service receipt on the spot by the service processer if it was delivered by hand; deemed delivered when the service processor take photos and videos at the agreed service address and save the relevant audio-visual materials if it was delivered by lien; deemed delivered at the date of entering the system designated by Party B if it was electronically delivered; the Borrower or the guarantor shall bear the legal responsibility by themselves if such collection notice and legal documents is not received.

5.13.4 The service clause and dispute resolution clause of this Contract are independent clauses and shall not be affected by the validity of the Contract as a whole or other clause of the Contract.

5.14 Validity of the Contract

5.14.1 This Contract shall take effect from the date of signing or sealing by both parties

5.14.2 This Contract is signed at: Yangzhou

5.14.3 This Contract is signed on: December 03, 2019

5.14.4 Matters not covered in this Contract shall be determined by the parties through negotiation.

5.14.5 This Contract is made in triplicate; the Borrower, the Lender, and the guarantor shall each have one copy; and all copies shall have the same effect.

Borrower’s statement: The Lender has reminded us of the relevant terms (especially the terms in boldface) in accordance with the law. At our request, the Lender has made an explanation with regard to the concept, content, and legal effects of the relevant terms. We have known and understood the relevant terms of this Contract.

Borrower (Enterprise) (Signature/seal): (Seal) Jiangsu Huadong Medical Instrument Industry Co., Ltd.

Legal representative/person-in-charge

or an authorized representative

Borrower (Individual): (Signature and Seal) Yongjun Liu

Statement of the Borrower's Spouse

As the spouse of the Borrower, I have fully understood the contents of the "Mortgage E-Loan Contract of Agricultural Bank of China Limited" signed by the Borrower and the Lender. I confirm that we did not agree that the property after marriage shall belong to each other. The debts borne under this Contract are communal debts of the husband and wife, and I am willing to jointly and severally pay off the loan with the Borrower.

I hereby declare as above.

Signature: (signature) Yin Liu

ID number: 321027195901245127

(Lender Signature/Seal Page)

This page is the signature page for the Contract numbered 32010320190012775.

Lender (Signature/Seal): (Seal) Agricultural Bank of China Limited, Yangzhou Runyang Branch

Legal representative/person-in-charge

or an authorized representative: (Seal) Qiong Wang

ABCJS [2015]2002-1

Agricultural Bank of China Co., Ltd. Jiangsu Branch

Maximum Amount Mortgage Contract

(Inclusive of Real Estate Mortgage List)

AGRICULTURAL BANK OF CHINA

ABCJS [2015]2002-1

Maximum Amount Mortgage Contract

Contract number: 32100620190023810

Dear customer: In order to protect your rights and interests, please carefully read the terms of this Contract (especially the terms in boldface) before signing this Contract, and pay attention to your rights and obligations in the Contract. If you have any questions about this Contract, please consult the handling bank.

Mortgagee (full name): Yangzhou Runyang Branch of Agricultural Bank of China Co., Ltd.

Mortgagor (full name): Jiangsu Huadong Medical Device Industrial Co., Ltd, [江苏华东医疗器械实业有限公司]

In view of the fact that the mortgagor is willing to provide the maximum amount mortgage guarantee for the creditor’s rights established through a series of business contracts (hereinafter referred to as the “Master Agreement”) signed by the mortgagee and Jiangsu Huadong Medical Device Industrial Co., Ltd, (hereinafter referred to as the “Debtor”) in accordance with Article 1 of this Contract, the parties concerned have agreed to enter into this Contract in accordance with relevant national laws and regulations.

Article 1 Guaranteed creditor’s rights and maximum amount

1. The mortgagor voluntarily provides guarantee for the following creditor’s rights between the mortgagee and the debtor, and the maximum balance of the guaranteed creditor’s rights is equivalent to RMB 14,550,000. Foreign currency transactions shall be converted according to the selling price on the day when the transaction occurred as agreed upon item (1) of this article.

(1) From December 03, 2019 to December 02, 2022, the mortgagee has completed various types of business agreed with the debtor, based on which the creditor’s rights were formed. This period is the period for determining the maximum amount of secured creditor’s rights. The above-mentioned business specifically includes: [Subject to the “√” mark]:

☑ RMB/foreign currency loan ☑ Relief guarantee issuance ☑ Export package loan

☑ Commercial bill discount ☑ Import bill advance ☑ Bank Guarantee

☑ Commercial bill acceptance ☑ Export bill advance ☑ Account overdraft

☑ Other business: Trade Finance

(2) The principal of the unpaid debts under the followings Master Agreements formed between the mortgagee and the debtor and their corresponding interests, penalty interests, compound interests, expenses, etc.; the interests, penalty interests, compound interests, and expenses shall be calculated from the date of payment as agreed under the Master Agreements to the date when the debt is actually paid.

Contract title	Contract Number	Unpaid Principal	Currency

(The additional tables added because of insufficient columns in the table are an integral part of this Contract.)

2. The type, amount, interest rate, time limit and other contents of each business guaranteed by this Contract are subject to relevant legal documents or certificates.

3. During the term agreed in this Contract and within the maximum balance, the mortgagee does not need to go through the guarantee procedures one transaction by one transaction in order to issue the loan stipulated in this Contract or provide other bank credits.

4. For the business that occurs during the term agreed in this Contract and within the minimum balance, the currency of the business shall not be limited, and the mortgagor shall assume the responsibility of guarantee calculated in the original currency.

Article 2 The scope of mortgage

The scope of the mortgage guarantee includes the loan principal, interest, penalty interest, compound interest, liquidated damages, and damages under this Contract. It also includes the interest on delayed performance of debts and late performance payment borne by the borrower and the guarantor according to the relevant provisions of the Code of Civil Procedure, as well as litigation (arbitration) fees, attorney fees and other costs for the lender to claim the debt.

For the part that actually exceeds the maximum balance due to exchange rate changes, the mortgagor voluntarily assumes the responsibility for the guarantee of such part.

Article 3 Collateral

1. The mortgagor agrees to mortgage No. 88 Tongda Road, Touqiao Town as the collateral. The collateral hereby is detailed in the list of real estate mortgages attached to this agreement. The list of real estate mortgages is an integral part of the Contract and has the same legal effect as this Contract.

2. The temporary value of the above-mentioned collateral is (currency and capitalized amount) RMB 14,550,000, and the final value of the collateral shall be based on the actual price of the collateral at the realization of the mortgage rights.

Article 4 The mortgagor’s promises:

1. The mortgagor has obtained the authorization required for the guarantee contract in accordance with the relevant regulations and procedures.

2. The mortgagor has full and undisputed ownership of or right to dispose of the collateral.

3. The collateral can be legally circulated or transferred.

4. There are no circumstances such as seizure, impoundment or supervision on the collateral.

5. The mortgagor has truthfully informed the mortgagee of all unpaid taxes, unpaid construction price of the collateral, and the facts that the collateral has been mortgaged or leased.

6. The mortgagor has obtained the consent of all co-owners of the collateral to the mortgage matters under this Contract.

7. During the mortgage period, if any one of the following situations occurs, the mortgagor shall immediately notify the mortgagee in writing:

(1)	The collateral is seized, impounded or supervised, or any other compulsory measures are taken against the collateral;
(2)	The mortgagor changes its capital structure or management system, including but not limited to sub-contracting, leasing, shareholding system transformation, joint operation, merger, division, joint venture, asset transfer, etc.;
(3)	The mortgagor’s business license is revoked or cancelled or the mortgagor’s business is closed down or dissolved for other reasons;
(4)	The mortgagor applies for bankruptcy, reorganization, reconciliation or is filed for bankruptcy or reorganization.

8. There are no other circumstances of the collateral that may affect the mortgagee's realization of the mortgage rights.

Article 5 Effect of mortgage

The effect of the mortgage right extends to the subordinate objects, subordinate rights, subrogation objects, separation objects, attachments, mixtures and processed objects of the collateral, and other properties and rights stipulated by laws and regulations.

Article 6 Possession and management of the collateral

1. The collateral under this Contract shall be in the possession of the mortgagor, and the mortgagor shall have the obligation to properly manage and reasonably use the mortgaged property. The mortgagee has the right to supervise and inspect the management and use of the collateral.

2. During the mortgage period, without the written consent of the mortgagee, the mortgagor shall not give, transfer, lease, remortgage the collateral or make any other dispositions. With the written consent of the mortgagee, if the mortgagor disposes of the collateral by transfer, lease or other means, the proceeds shall be used to pay off the secured creditor's rights in advance or such proceeds should be deposited.

3. During the mortgage period, if the collateral is damaged, lost, confiscated or appropriated or a third party takes the ownership of the collateral due to attachment, mixing, or processing, the mortgagor shall take effective measures in time to prevent the loss from expanding, and immediately notify the mortgagee in writing. The mortgagee has the right to priority compensation for the insurance money, damages or compensation received; If the performance period of the secured claim has not expired, the mortgagee shall have the right to request early payment of the debt or deposit.

4. During the mortgage period, if the value of the collateral decreases, the mortgagee has the right to request the mortgagor to restore the value of the collateral or provide a guarantee equivalent to the reduced value recognized by the mortgagee.

Article 7 Insurance of collateral

When both parties negotiate for purchasing insurance for the collateral, the following terms shall be followed:

1. The mortgagor shall purchase insurance from an insurance company with strong solvency, and the original insurance documents shall be kept by the mortgagee.

2. The insurance premium shall be borne by the mortgagor, who shall pay the insurance premium on time and in full, and perform other obligations under the insurance contract (including insurance policies or other insurance certificates, the same below). If the mortgagor fails to pay the insurance premium or go through the insurance (renewal) procedures in accordance with the Contract, the mortgagee has the right to advance or go through the insurance (renewal) procedures on the mortgagor’s behalf, and the relevant expenses shall be borne by the mortgagor. The mortgagor agrees that the mortgagee is entitled to collect the above-mentioned expenses from any account opened by the mortgagor with any branch of Agricultural Bank of China.

3. During the mortgage period, without the written consent of the mortgagee, the mortgagor shall not unilaterally or negotiate with the insurer to modify, dissolve or terminate the insurance contract; the mortgagor shall not waive the right to claim damages from the insurance company or from a third party.

4. During the mortgage period, in the event of an insurance incident on the collateral, the mortgagor shall immediately notify the insurer and the mortgagee, and shall be responsible for filing claims for damages. If the mortgagor fails to notify the insurer and the mortgagee or file claims in time and such failure causes losses to the mortgagee, the mortgagor shall be liable for compensating the mortgagee for any losses.

Article 8 Mortgage registration

1. The mortgagor shall go through the mortgage registration process at the relevant registration agency within five days after this Contract takes effect. Certificates of other rights, mortgage registration documents or other certificates of rights of the collateral shall be in the possession of the mortgagee.

2. During the mortgage period, if any registration modification needs to be made with the registration authority, the mortgagor shall go through the corresponding registration modification procedures with the relevant authority in time.

3. During the mortgage period, if the mortgagee transfers the maximum mortgage rights in accordance with this Contract, the mortgagor shall assist the mortgagee and the transferee to handle the corresponding registration modification procedures.

Article 9 Transfer of mortgage

1. Before the creditor's rights secured by the maximum amount of this Contract are determined, if the mortgagee transfers part of the creditor's rights, the mortgagee has the right to transfer the corresponding mortgage rights.

2. After the creditor's rights secured by the maximum amount under this Contract are determined, if the mortgagee transfers part of the creditor's rights, the mortgagee has the right not to transfer the corresponding mortgage rights.

Article 10 Determination of secured claims

In the event of any of the following circumstances, the secured claims by the maximum mortgage under this Contract are determined:

1. The period for determining the claims expires. " The expiration of period " includes the expiration of the agreed period of for establishment of the claims in the Article 1 of this Contract, and the case where the mortgagee announces in advance the expiration of the period for determination of the claims in accordance with national laws and regulations or this Contract. If the Debtor violates the obligations stipulated in the Master Agreement or the mortgagor violates the obligations stipulated in this Contract, the mortgagee shall have the right to announce the expiration of the period for determination of the claims in advance.

2. New claims are unlikely to occur.

3. The collateral is seized or impounded.

4. The debtor or mortgagor is declared bankrupt, or the business license of the debtor or mortgagor has been revoked.

5. Other circumstances stipulated by law that provide for the determination of the claims.

Article 11 Realization of mortgage rights

1. In any of the following circumstances, the mortgagee shall have the right to exercise the right of mortgage, and may negotiate with the mortgagor to receive priority compensation from the deemed value, the auction price or the resale price of the mortgaged property. If the proceeds are not enough to pay off the secured claims under this Contract, the mortgagee may choose to use the proceeds to repay the principal, interest, penalty interest, compound interest, or expenses, etc.

(1)	The debt performance period under any Master Agreement expires and the mortgagee has not been paid off. " The expiration of period" includes the expiration of the debt performance period under the Master Agreement, and the case where the mortgagee declares that claims under the Master Agreement are due early in accordance with national laws and regulations or the Master Agreement;
(2)	The debtor’s or mortgagor’s business license is revoked, or the business is closed down or dissolved for other reasons;
(3)	The court has accepted an application for bankruptcy against the debtor and/or the mortgagor, or has ruled for reconciliation;
(4)	The debtor or mortgagor is dead, declared missing or declared dead;
(5)	The collateral is seized, impounded, supervised, or other compulsory measures are taken against the collateral;

(6)	The collateral is damaged, lost, confiscated or expropriated;
(7)	The mortgagor fails to restore the value of the collateral or provide corresponding guarantees as required by the mortgagee;
(8)	The mortgagor violates the obligations under this Contract:
(9)	Other situations that seriously affect the realization of mortgage rights.

2. If there are both mortgages (including if provided by the debtor or a third party) and surety bonds for the creditor's rights under this Contract, the mortgagee may claim with respect to the mortgages, or require the guarantor to assume the surety bonds duty. If there are two or more mortgage providers for the creditor’s rights guaranteed by this Contract (including the mortgages provided by the debtor), the mortgagee shall have the right to exercise the security right in any or each of the collateral. If the mortgagee has chosen a certain way of security or a certain collateral to realize the creditor’s rights, the mortgagee can also claim to realize all or part of the creditor’s rights through other ways of security or other collaterals.

3. If the mortgagor is a third party rather than the debtor and the debtor also provides mortgages for the creditor's rights guaranteed by this Contract, where the mortgagee waives the right concerning the debtor’s mortgages or the priority of the right concerning the debtor’s mortgages, or modifies the right concerning the debtor’s mortgages, the mortgagor agrees to continue to provide mortgage guarantee for the creditor's rights under the Master Agreement in accordance with this Contract. The “right concerning the debtor’s mortgages” refers to mortgage rights based on the mortgages provided by the debtor for the creditor’s rights under the Master Agreement.

4. The mortgagor uses the collateral under this Contract as guarantee for the debts between the debtor and the mortgagee, including but not limited to several debts under this Contract. If the deemed value, the auction price or the resale price of the collateral is not enough to pay off all the due debts, the debts to be repaid and the priority of repayment shall be determined by the mortgagee. If the collateral is also used to guarantee other debts between other debtors and the mortgagee, and if the deemed value, the auction price or the resale price of the collateral is not enough to pay off all the due debts, and there are no other agreed arrangements, the debts to be repaid and the priority of repayment shall also be determined by the mortgagee.

Article 12 Liability for breach of contract

1. After this Contract comes into effect, if the mortgagee fails to perform the obligations under the Contract and such failure causes losses to the mortgagor, the mortgagee shall be liable for compensating the mortgagor for such losses.

2. If the mortgagor commits any of the following acts, the mortgagor shall pay the mortgagee 50% of the maximum balance of the creditor’s rights guaranteed by this Contract; if such acts cause the mortgagee any losses, the mortgagee shall be compensated in full at the same time.

(1)	The legal and valid authorization required for the guarantee under this Contract has not been obtained.
(2)	Failure to truthfully inform the mortgagee of any unpaid tax payments or unpaid construction price of the collateral, and the existence of co-ownership, dispute, objection, established mortgage, lease, seizure, impoundment, and supervision, etc. of the collateral;
(3)	Failure to go through the mortgage registration procedures in accordance with this Contract;
(4)	Disposal of the collateral without the written consent of the mortgagee;
(5)	Failure to restore the value of the collateral or provide corresponding guarantees as required by the mortgagee;
(6)	Other acts that violate the provisions of this Contract or affect the mortgagee’s realization of mortgage rights.

Article 13 Special agreement on demolition concerning mortgaged buildings and other land attachments and construction land use rights:

1. If the collateral under this Contract is a building, other land attachments, and/or construction land use rights, and the collateral needs to be demolished (hereinafter collectively referred to as "demolition") due to expropriation, confiscation or similar circumstances, the mortgagor shall inform the mortgagee of the demolition within 10 days of knowing such demolition.

2. If the demolition compensation is in the form of rights exchange compensation and the borrower has not paid off the debts in advance, the mortgagor shall continue to mortgage the buildings, other land attachments, and construction land use rights exchanged for the demolition for the loan and sign relevant agreements to cooperate with the mortgagee to go through the notice registration and the mortgage registration processes for the buildings, other land attachments, and construction land use rights exchanged for the demolition. Before the new registration of the mortgage is completed, the mortgagee shall have the right to require the mortgagor to provide other guarantees.

3. If demolition compensation is in the form of monetary compensation, the mortgagee shall have the right to receive priority compensation from the demolition compensation received by the mortgagor. If the debt performance period has not expired, the mortgagee shall have the right to require the mortgagor to deposit the demolition compensation into the deposits account or pledge the deposit certificates to guarantee the debt and sign the corresponding guarantee agreement.

4. If the mortgagor violates the provisions of this article, the mortgagor shall pay 100% of the principal amount of the principal creditor's rights guaranteed by this Contract to the mortgagee as liquidated damages.

Article 14 Expenses

For the expenses that are required for the performance of this Contract and to be paid to third parties, such expenses shall be paid after negotiations between the parties. If there is no negotiation or the negotiation fails, the parties shall bear the expenses in accordance with laws and regulations or the principle of fairness.

The laws and regulations referred to in this Contract include the laws of the People's Republic of China, administrative regulations, local regulations, rules, judicial interpretations and other regulations with legal effect.

Article 15 Objection period for the rescission of the Contract

If the mortgagee exercises the right of rescission in accordance with the law or this Contract, the period for the mortgagor to object to is seven business days, starting from the day when the mortgagee informs the mortgagor of the recission in writing, orally or in other forms.

Article 16 Dispute Resolution

Disputes arising from the performance of this Contract can be settled through consultations between the parties, or through the [_1_] approach as below.

1. Litigation under the jurisdiction of the people's court at the domicile of the mortgagee.

2. Arbitration. Submit____(full name of the arbitration institution) for arbitration in accordance with its arbitration rules.

During litigation or arbitration, the terms of this Contract that are not in dispute must continue to be fulfilled.

Article 17 Other matters

1. The mortgagor shall take the initiative to check the debtor’s operating conditions and the occurrence and performance of various businesses under this Contract. The Master Agreement, related legal documents or certificates for various types of business under this Contract will no longer be served on the mortgagor.

Article 18 Entry into effect of the Contract

This Contract will take effect from the date when all parties have signed or affixed their seals to the Contract.

Article 19 This Contract is in triplicate, with one copy held by the mortgagee, one held by each mortgagor, and one held by the debtor; and all three copies have the same effect.

Real Estate Mortgage List

No.	Name of the collateral	Property Owner	Location	Property Certificate Number	Construction Date	Property Purpose	Property construction area	Mortgaged Property area (㎡)	Construction land use right certificate number
1	Industrial premises	Jiangsu Huadong Medical Device Industrial Co., Ltd,	No. 88 Tongda Road, Touqiao Town	Su (2019) Yangzhou Real Estate No. 0092772	—	Industry	4586.04㎡	4586.04	321002011004GB00098

2	Industrial premises	Jiangsu Huadong Medical Device Industrial Co., Ltd,	No. 88 Tongda Road, Touqiao Town	Su (2019) Yangzhou Real Estate No. 0092824	—	Industry	3709.93㎡	3709.93	321002011004GB00098

No.	Types of construction land use rights	Period of Right to Use (from)	Period of Right to Use (to)	Use of construction land use rights	Area of construction land use right	Of which building area	The mortgage area of the construction land use right	Mortgage and Lease	Temporary price of the mortgaged real estate
1	State-owned construction land use right	—	—	Industrial land	11717.44㎡	—	11717.44㎡	None	RMB 7.76 million

2	State-owned construction land use right	—.	—	Industrial land	11717.44㎡	—	11717.44㎡	None	RMB 7.76 million

Notes:

(Signature page. No text on this page.)

Mortgagor’s Statement: The mortgagee has reminded us of the relevant terms (especially the terms in boldface) in accordance with the law, and has explained the concepts, contents and legal effects of the relevant terms at our request. We have been informed of and understand the terms above.

Mortgagee (Signature or seal)	Mortgagor (Signature or seal)

Person-in-Charge	Legal Representative
Or Authorized Agent	or Authorized Agent

Mortgagor (Signature or seal)	Mortgagor (Signature or seal)

Legal Representative	Legal Representative
Or Authorized Agent	or Authorized Agent

Date of Signing: December 3, 2019

Place of Signing: Yangzhou

The debtor hereby acknowledges the receipt of the above Maximum Amount Mortgage Contract, and has no objection to all it terms.

Debtor (Signature or seal)

Legal Representative

Or Authorized Agent

Date of receipt：December 3, 2019